Exhibit 99.1

YRC Regional Transportation Announces Operational and Management Consolidations

USF Reddaway and USF Bestway Consolidate; USF Holland Expands Coverage

Akron, Ohio – January 8, 2007 – YRC Regional Transportation, a subsidiary of YRC Worldwide Inc. (NASDAQ: YRCW), announced today the consolidation of USF Bestway and USF Reddaway and the geographic expansion of USF Holland. Although the transition begins immediately, customers will experience no initial changes to their service. Over time, these operational changes are intended to benefit customers through improved services and scope of coverage. To assure a smooth transition, the companies will communicate specifics to customers as they implement these enhancements. Highlights of the forthcoming changes are as follows:

•	USF Bestway and USF Reddaway will consolidate into one organization operating under the USF Reddaway brand.

•	USF Reddaway, a recognized leader in regional delivery, quality handling and on time performance will provide direct service to a larger geographic area that includes Alaska, Colorado, Idaho, Montana, Oregon, Utah and Washington, as well as Alberta and British Columbia, Canada, with new direct service capabilities in Arizona, New Mexico, Louisiana, Oklahoma and Texas and expanded capacity in California and Nevada.

•	Customers of both companies will be able to benefit from more regional delivery options and a simpler, more streamlined customer service experience.

•	T.J. O’Connor has been named President and CEO of USF Reddaway and will lead its management team based in Clackamas, Oregon. O’Connor had been serving as President and CEO of USF Bestway for the past year. Previously, he spent 23 years serving in a variety of executive positions at Roadway Express. Ed Fitzgerald, who has led USF Reddaway since 2004, will be leaving to pursue other interests.

•	USF Holland will expand its service coverage in Arkansas, Kansas and Mississippi.

•	USF Holland will provide full-state coverage in Kansas and will further expand its coverage in Arkansas and Mississippi. In doing so, USF Holland will acquire three USF Bestway service facilities in these markets – Little Rock, AR; Wichita, KS; and Jackson, MS.

•	The expansion will provide customers in these three states with enhanced regional services to the southeastern and central United States. Existing USF Holland customers benefit from more regional delivery options into the Midwest and South.

•	New Penn and USF Glen Moore, the other two YRC Regional Transportation companies, are not directly impacted by these changes.

“The consolidation of the USF Bestway and USF Reddaway brands creates a more streamlined organization, a stronger regional network and a very formidable western service provider,” said Jim Staley, President and CEO of YRC Regional Transportation. That translates into more service options for our customers and a simpler customer service experience. Additionally, the expansion of USF Holland deeper into the Midwest and the South provides our customers access to one of the most reliable and extensive next-day and regional delivery networks in the industry.”

“The YRC Regional Transportation group now has four strong companies with substantial brand equity,” commented Bill Zollars, Chairman, President and CEO of YRC Worldwide. “The expansion of USF Holland and USF Reddaway into these new regional markets will enhance growth prospects for the corporation and add to shareholder value.”

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YRC Regional Transportation is comprised of USF Holland, USF Reddaway, USF Glen Moore and New Penn. Together, the YRC Regional Transportation companies deliver nationwide services in the next-day, second-day and time-sensitive markets, which are among the fastest-growing transportation segments. For additional information, please visit http://www.yrcreg.com.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, Meridian IQ, New Penn, USF Holland, USF Reddaway, and USF Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 70,000 people.

For additional information, please visit http://www.yrcw.com.

Investor Contact:	Phil J. Gaines	Media Contact:	Suzanne Dawson
	YRC Worldwide		Linden, Alschuler & Kaplan
	913.696.6108		212.329.1420
	Phil.Gaines@yrcw.com		sdawson@lakpr.com

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